CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 79 to Registration Statement No. 333-48456 on Form N-1A of our reports, as dated below, relating to the financial statements and financial highlights of the Portfolios listed below, each a Portfolio of Met Investors Series Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2015.

Portfolio Name	Report Date
AllianceBernstein Global Dynamic Allocation Portfolio	2/25/2016
Allianz Global Investors Dynamic Multi-Asset Plus Portfolio	2/25/2016
American Funds® Balanced Allocation Portfolio	2/25/2016
American Funds® Growth Allocation Portfolio	2/25/2016
American Funds® Growth Portfolio	2/25/2016
American Funds® Moderate Allocation Portfolio	2/25/2016
AQR Global Risk Balanced Portfolio	2/25/2016
BlackRock Global Tactical Strategies Portfolio	2/25/2016
BlackRock High Yield Portfolio	2/25/2016
Clarion Global Real Estate Portfolio	2/25/2016
ClearBridge Aggressive Growth Portfolio	2/25/2016
Goldman Sachs Mid Cap Value Portfolio	2/25/2016
Harris Oakmark International Portfolio	2/25/2016
Invesco Balanced-Risk Allocation Portfolio	2/25/2016
Invesco Comstock Portfolio	2/25/2016
Invesco Mid Cap Value Portfolio	2/25/2016
Invesco Small Cap Growth Portfolio	2/25/2016
JPMorgan Core Bond Portfolio	2/25/2016
JPMorgan Global Active Allocation Portfolio	2/25/2016
JPMorgan Small Cap Value Portfolio	2/25/2016
Loomis Sayles Global Markets Portfolio	2/25/2016
Met/Aberdeen Emerging Markets Equity Portfolio (formerly, MFS® Emerging Markets Equity Portfolio)	2/25/2016
Met/Artisan International Portfolio	2/25/2016
Met/Eaton Vance Floating Rate Portfolio	2/25/2016
Met/Franklin Low Duration Total Return Portfolio	2/25/2016
Met/Templeton International Bond Portfolio	2/25/2016
Met/Wellington Large Cap Research Portfolio (formerly, WMC Large Cap Research)	2/25/2016
MetLife Asset Allocation 100 Portfolio	2/25/2016
MetLife Balanced Plus Portfolio	2/25/2016
MetLife Multi-Index Targeted Risk Portfolio	2/25/2016
MetLife Small Cap Value Portfolio	2/25/2016

MFS® Research International Portfolio	2/25/2016
Morgan Stanley Mid Cap Growth Portfolio	2/25/2016
Oppenheimer Global Equity Portfolio	2/25/2016
PanAgora Global Diversified Risk Portfolio	2/25/2016
PIMCO Inflation Protected Bond Portfolio	2/25/2016
PIMCO Total Return Portfolio	2/25/2016
Pyramis® Government Income Portfolio	2/25/2016
Pyramis® Managed Risk Portfolio	2/25/2016
Schroders Global Multi-Asset Portfolio	2/25/2016
SSGA Growth and Income ETF Portfolio	2/25/2016
SSGA Growth ETF Portfolio	2/25/2016
TCW Core Fixed Income Portfolio	2/25/2016
T. Rowe Price Large Cap Value Portfolio	2/25/2016
T. Rowe Price Mid Cap Growth Portfolio	2/25/2016

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 25, 2016